Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS





     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Applied Digital Solutions, Inc. (formerly, Applied Cellular Technology, Inc.) of our report dated February 19, 1999, relating to the financial statements of Applied Cellular Technology, Inc. as of and for the year ended December 31, 1998 included in the Form 10-K for the year ended December 31, 1998 of Applied Cellular Technology, Inc.


  /S/ PricewaterhouseCoopers LLP
--------------------------------

St. Louis, Missouri
October 1, 1999